UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
              ----------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 9

                                   TO FORM U-1

                           APPLICATION AND DECLARATION

                                    UNDER THE

                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
              ----------------------------------------------------

                               NORTHEAST UTILITIES
                              174 Brush Hill Avenue
                      West Springfield, Massachusetts 01089

                       NORTHEAST UTILITIES SERVICE COMPANY
                                  P.O. Box 270
                             Hartford, CT 06141-0270

                            CHARTER OAK ENERGY, INC.
                           COE DEVELOPMENT CORPORATION
                                107 Selden Street
                              Berlin, CT 06037-1616
              ----------------------------------------------------
                   (Name of company filing this statement and
                     address of principal executive offices)


                               NORTHEAST UTILITIES
                         -------------------------------
                         (Name of top registered holding
                 company parent of each applicant or declarant)

                             Jeffrey C. Miller, Esq.
                            Assistant General Counsel
                       NORTHEAST UTILITIES SERVICE COMPANY
                                  P.O. Box 270
                        Hartford, Connecticut 06141-0270
                        --------------------------------
                     (Name and address of agent for service)

                  The Commission is requested to mail copies of
                   all orders, notices and communications to:

Mark Malaspina, Esq.                William S. Lamb, Esq.
Charter Oak Energy, Inc.            LeBoeuf, Lamb, Greene & MacRae,
P.O. Box 270                                    L.L.P.
Berlin, CT 06141-0270               125 W. 55th Street
                                    New York, New York  10019-4513



         This Post-Effective Amendment Number Nine to the Application and Declaration on Form U-1 (File No. 70-8507) (the "Application") is being filed by Northeast Utilities, Northeast Utilities Service Company ("NUSCO"), Charter Oak Energy, Inc. and COE Development Company in order to add NUSCO as an Applicant (as defined in the Application) and clarify that the request for authorization to provide services to unaffiliated parties set forth in Section I.B.4. of the Application involves both personnel from Charter Oak (who are NUSCO employees) and other NUSCO employees, subject to the terms and limitations set forth in
Section I.B.4. of the Application.



                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Amendment to be signed on their behalf by the undersigned thereunto duly authorized.

                                  NORTHEAST UTILITIES
                                  NORTHEAST UTILITIES SERVICE COMPANY
                                  CHARTER OAK ENERGY, INC.
                                  COE DEVELOPMENT CORPORATION


                                  By:  /s/ William S. Lamb
                                       -------------------------------
                                       William S. Lamb
                                       LeBoeuf, Lamb, Greene & MacRae
                                                   L.L.P.
                                       A Limited Liability Partnership
                                         Including Professional Corporations
                                       125 W. 55th Street
                                       New York, NY  10019-4513

                                       Attorney for Northeast Utilities,
                                       Northeast Utilities Service
                                       Company, Charter Oak Energy, Inc.
                                       and COE Development Corporation

Date:  November 12, 1997